Exhibit (h)(viii)

                                    AMENDMENT

                    To Transfer Agency and Service Agreement
                                     Between
                             Henderson Global Funds
                                       and
                       State Street Bank and Trust Company

This Amendment is made as of this 30th day of September 2004, between Henderson Global Funds and State Street Bank and Trust Company. In accordance with Section
15.1 (Amendment) and Section 16 (Additional Funds) of the Transfer Agency and Service Agreement between Henderson Global Funds and State Street Bank and Trust Company dated as of September 1, 2001, (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Schedule A. Schedule A attached to the Agreement is replaced and superseded with the Schedule A attached hereto and dated September 30, 2004;

2. Schedule 3.1. Schedule 3.1 to the Agreement dated January 1, 2003 through December 31, 2006 is replaced and superseded with Schedule 3.1 attached hereto and dated September 30, 2004 through December 31, 2006;

3. All defined terms and definitions in the Agreement shall be the same in this amendment (the "2004 Amendment") except as specifically revised by this 2004 Amendment;

4. Except as specifically set forth in this 2004 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect; and

5. Henderson Global Investors (North America) Inc. shall be responsible for paying all fees on Schedule 3.1 that are associated with the Daily Assets Cash Fund.

IN WITNESS WHEREOF, the parties hereto have caused this 2004 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

HENDERSON GLOBAL FUNDS                       STATE STREET BANK AND TRUST COMPANY

BY: /s/ Brian C. Booker                      BY:  /s/ Joseph L. Hooley
    ---------------------                         --------------------
                                                  Joseph L. Hooley
NAME: Brian C. Booker                             Executive Vice President
      -----------------

TITLE: Secretary
       ----------

                                   SCHEDULE A*

Henderson International Opportunities Fund

Henderson European Focus Fund

Henderson Global Technology Fund

Henderson Income Advantage Fund

Henderson U.S. Core Growth Fund

* Services also provided with respect to Henderson Units of Daily Assets Cash Fund (an unaffiliated money market fund), a separate series of Monarch Funds.

HENDERSON GLOBAL FUNDS                       STATE STREET BANK AND TRUST COMPANY

BY: /s/ Brian C. Booker                      BY:  /s/ Joseph L. Hooley
    ---------------------                         --------------------
                                                  Joseph L. Hooley
NAME: Brian C. Booker                             Executive Vice President
      -----------------

TITLE: Secretary
       ---------

                                  SCHEDULE 3.1
                                     FEES1
             Effective September 30, 2004 Through December 31, 2006

Annual Account Service Fees*: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Account service fees are the higher of: open account charges plus closed account charges or the complex minimum. ALL FEES SUBJECT TO AN ANNUAL COMPLEX MINIMUM OF $441,000.

Open Account Fee                                         $       16.53
Closed Account Fee                                       $        2.20
Base Fee 1-15 CUSIPS                                     Included in Complex Fee
Each Additional CUSIP** over 15                          $12,500.00/CUSIP

*The Annual Account Service Fees shall be subject to a 5% increase each September 1st.

**Each Fund/Class is considered a separate CUSIP with the exception of the Daily Assets Cash Fund (a separate series of Monarch Funds) that shall be considered a single CUSIP.

Activity Based Fees
New Account Set-up                                       $         4.50/each
NSCC New Account Set-up                                  $         1.50/each
Manual Transactions                                      $         2.00/each
Telephone Calls                                          $         2.50/minute
Correspondence                                           $         5.00/each
ACH                                                      $          .50

IRA Custodial Fees
Annual Maintenance                                       $       13.00/Account

Other Fees
Annual Anti-Money Laundering Support Fee+/-           $.15/Non-networked Account
+/-$200.00Minimum monthly charge


-------------------------------
1 In accordance with paragraph 5 of the 2004 Amendment, Henderson Global Investors (North America) Inc. shall be responsible for paying all fees associated with the Daily Assets Cash Fund.

                                  SCHEDULE 3.1
                                      FEES
             Effective September 30, 2004 Through December 31, 2006
                                   (continued)

Out-of-Pocket Expenses                                        Billed as incurred

Out-of-Pocket expenses include but are not limited to: confirmation statements, investor statements, postage, forms, audio response, banking, telephone, records retention, customized programming/enhancements, federal wire, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the Fund.

HENDERSON GLOBAL FUNDS                       STATE STREET BANK AND TRUST COMPANY

BY: /s/ Brian C. Booker                      BY:  /s/ Joseph L. Hooley
    ---------------------                         --------------------
                                                  Joseph L. Hooley
NAME: Brian C. Booker                             Executive Vice President
      -----------------

TITLE: Secretary
       ---------

HENDERSON GLOBAL INVESTORS
(NORTH AMERICA) INC.


BY: /s/ Brian C. Booker
    -------------------

NAME:  Brian C. Booker
       -----------------

TITLE: Secretary
       ---------


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